EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 2000 included in Neose Technologies, Inc.'s Form 10-K for the year ended December 31, 1999, and included herein and to all references to our Firm included in this registration statement.


                            /s/ Arthur Andersen LLP

Philadelphia, PA

  February 23, 2000